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Exhibit 10.32

FIRST AMENDMENT
TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made and dated as of the 17th day of December, 2002 by and between DIEDRICH COFFEE, INC., a Delaware corporation (the "Company"), and BANK OF THE WEST (the "Lender").

RECITALS

        A.    Pursuant to that certain Credit Agreement dated as of September 3, 2002 by and between the Company and the Lender (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lender agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

        B.    The Company has requested the Lender to amend the Credit Agreement in certain respects and the Lender has agreed to do so on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

        1.    Applicable LIBOR Interest.    To reflect the agreement of the parties hereto to modify the applicable interest rate with respect to Loans bearing interest based on the LIBOR Rate, Paragraph 7(a)(2) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(2)    The LIBOR Rate for the selected Interest Period plus: (i) at any time up to but not including February 1, 2003, two and one-half percent (2.50%) and (ii) at all times thereafter, three percent (3.00%)."

        2.    Minimum EBITDA.    To reflect the agreement of the parties hereto to modify the minimum EBITDA financial covenant, Paragraph 13(m) of the Credit Agreement is hereby amended in to read in its entirety as follows:

          "13(m)    Minimum EBITDA.    Permit as of the end of any fiscal quarter, calculated for such fiscal quarter and the immediately preceding three fiscal quarters, EBITDA of the Company and its Subsidiaries on a consolidated basis to be less than $3,500,000.00."

        3.    Effective Date. This Amendment shall be effective as of the date first written above upon the date that the Administrative Agent shall have received:

          (a)  This Amendment, duly executed by all parties signatory hereto;

          (b)  Such corporate resolutions, incumbency certificates and other authorizing documentation for the Company and the Guarantors as the Lender may request; and

          (c)  An amendment fee in an amount equal to $5,000.00.

        4.    Reaffirmation of the Loan Documents.    The Company and each of the Guarantors, by executing this Amendment as provided below, hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby, (b) the term "Obligations" as used in the Loan Documents include, without limitation, the Obligations of the Company under the Credit Agreement as amended by this Amendment, and (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

        5.    Representations and Warranties.    The Company and each of the Guarantors by executing this Amendment as provided below, hereby represents and warrants to the Lenders that:

          (a)  It has the requisite power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

          (b)  This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

          (c)  There does not exist a Event of Default or Potential Default.

          (d)  None of such Persons has any existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents, and the Loan Documents, as amended hereby, constitute valid, legal, binding and enforceable obligations of such Persons, as appropriate.

        6.    No Other Amendment.    Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

        7.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        [Signatures Page Following]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

DIEDRICH COFFEE, INC., a Delaware corporation
By:	/s/ MATTHEW C. MCGUINNESS Name: Matthew C. McGuinness Title: Executive Vice President and Chief Financial Officer
By:	/s/ PAMELA J. BRITTON Name: Pamela J. Britton Title: Secretary
BANK OF THE WEST
By:	Bruce Young, Vice President

ACKNOWLEDGED AND AGREED TO:
COFFEE PEOPLE WORLDWIDE, INC., a Delaware corporation
By:	/s/ MATTHEW C. MCGUINNESS Name: Matthew C. McGuinness Title: Executive Vice President and Chief Financial Officer
By:	/s/ PAMELA J. BRITTON Name: Pamela J. Britton Title: Secretary

COFFEE PEOPLE, INC., an Oregon corporation
By:	/s/ MATTHEW C. MCGUINNESS Name: Matthew C. McGuinness Title: Executive Vice President and Chief Financial Officer
By:	/s/ PAMELA J. BRITTON Name: Pamela J. Britton Title: Secretary
GLORIA JEAN'S, INC., a Delaware corporation
By:	/s/ MATTHEW C. MCGUINNESS Name: Matthew C. McGuinness Title: Executive Vice President and Chief Financial Officer
By:	/s/ PAMELA J. BRITTON Name: Pamela J. Britton Title: Secretary
EDGLO ENTERPRISES, INC., an Illinois corporation
By:	/s/ MATTHEW C. MCGUINNESS Name: Matthew C. McGuinness Title: Executive Vice President and Chief Financial Officer
By:	/s/ PAMELA J. BRITTON Name: Pamela J. Britton Title: Secretary

GLORIA JEAN'S GOURMET COFFEES CORP., an Illinois corporation
By:	/s/ MATTHEW C. MCGUINNESS Name: Matthew C. McGuinness Title: Executive Vice President and Chief Financial Officer
By:	/s/ PAMELA J. BRITTON Name: Pamela J. Britton Title: Secretary
GLORIA JEAN'S GOURMET COFFEES FRANCHISING CORP., an Illinois corporation
By:	/s/ MATTHEW C. MCGUINNESS Name: Matthew C. McGuinness Title: Executive Vice President and Chief Financial Officer
By:	/s/ PAMELA J. BRITTON Name: Pamela J. Britton Title: Secretary

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  Exhibit 10.32
FIRST AMENDMENT TO CREDIT AGREEMENT